SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                                (AMENDMENT NO. )


Filed by the Registrant      [X]

Filed by a Party other than the Registrant       [ ]

Check the appropriate box:

[ ]      Preliminary Proxy Statement

[ ] CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14A-6(E)(2))

[X]      Definitive Proxy Statement

[ ]      Definitive Additional Materials

[ ]      Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12


                                 Telident, Inc.
                (Name of Registrant as Specified in its Charter)


    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]      $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2)
         or Item 23(a)(2) of Schedule 14A.

[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

[ ]      Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

         1) Title of each class of securities to which transaction applies:

         2)       Aggregate number of securities to which transaction applies:

         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

         4)       Proposed maximum aggregate value of transaction:

         5)       Total fee paid:

[ ]      Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1)       Amount Previously Paid:

         2)       Form, Schedule or Registration Statement No.:

         3)       Filing Party:

         4)       Date Filed:




                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                       OF

                                 TELIDENT, INC.



TO THE STOCKHOLDERS OF TELIDENT, INC.:

PLEASE TAKE NOTICE that the Annual Meeting of Stockholders of Telident, Inc., will be held at 4:00 p.m. on Tuesday, October 29, 1996, at the Minneapolis Athletic Club, 615 Second Avenue South, Minneapolis, MN 55402, to consider and act upon the following matters:

         I.       To elect directors.

         II. To ratify the appointment by the Board of Directors of the firm of McGladrey and Pullen, LLP as independent auditors of the Company for the current fiscal year.

         III. To transact such other business as may properly come before the meeting.

Only stockholders of record at the close of business on September 20, 1996, will be entitled to vote at the meeting. Accompanying this Notice are a Proxy and Proxy Statement and a copy of the Company's 1996 Annual Report to Stockholders. Whether or not you expect to be present at the meeting, please sign and date the proxy and return it to the Company. The Proxy may be revoked at any time prior to the time that it is voted.


                                        BY ORDER OF THE BOARD OF DIRECTORS
                                        Lindley S. Branson
                                        Secretary

                                        October 1, 1996



   PLEASE MARK, DATE, SIGN, AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING
      ENVELOPE, WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON.




                                 PROXY STATEMENT

                                 TELIDENT, INC.
                         ONE MAIN STREET S.E., SUITE 85
                          MINNEAPOLIS, MINNESOTA 55414

                         ANNUAL MEETING OF STOCKHOLDERS
                                OCTOBER 29, 1996


GENERAL

The enclosed Proxy is solicited by the Board of Directors of Telident, Inc. ("Company"). Such solicitation is being made by mail and may also be made by directors, officers, and employees of the Company personally or by telephone. Any Proxy given pursuant to such solicitation may be revoked by the stockholder at any time prior to the voting of the Proxy by filing with the Company either a written revocation or a later dated Proxy or by attendance and voting in person at the meeting. Shares represented by Proxies will be voted in favor of the Board of Directors' nominees to the Board; in favor of the selection of McGladrey & Pullen, LLP as independent auditors of the Company; and in accordance with the judgment of the persons named in the proxy as to such other matters as may properly come before the meeting.

The affirmative vote of the majority of shares present in person, or represented by proxy, at this Annual Meeting of Shareholders is required to elect each director, and approve McGladrey & Pullen, LLP as independent auditors for the current fiscal year. A quorum is achieved when a majority of the outstanding shares are present in person or by proxy. Shares voted as abstentions on any matter (or a "withhold authority" vote as to directors) will be counted as present and entitled to vote for purposes of determining a quorum and for purposes of calculating the vote with respect to such matter, but will not be deemed to have been voted in favor of such matter. If a broker submits a "non vote" proxy, indicating that the broker does not have discretionary authority to vote certain shares on a particular matter, those shares will be counted as present for purposes of calculating the vote with respect to such matter.

All of the expenses involved in preparing, assembling and mailing this Proxy Statement and the material enclosed herewith will be paid by the Company. Directors will not be separately compensated for soliciting proxies. The Company may reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy material to beneficial owners of stock. This Proxy Statement and accompanying form of Proxy are being mailed to stockholders on or about October 2, 1996.


OUTSTANDING STOCK

Common Stock, par value $.02 per share ("Common Stock"), and Preferred Stock, par value $.02 per share ("Preferred Stock"), of which 6,150,614 and 175,000 shares, respectively, were outstanding on the record date, constitute the only two classes of outstanding voting securities issued by the Company. Each stockholder will be entitled to cast one vote for each share of Common and Preferred Stock held. Votes may be cast in person or by proxy. Only stockholders of record at the close of business on September 20, 1996, will be entitled to vote at the meeting.


ELECTION OF DIRECTORS

Proxies returned by stockholders will be voted at the meeting, in the absence of contrary indication, in favor of the election of the following eight persons as directors (all of whom were elected to serve as directors at the Company's 1995 Annual Meeting of Stockholders held on November 2, 1995, except for David F. Durenberger) to hold office until the next Annual Meeting of Stockholders and thereafter until their successors have been duly elected and qualified, unless a prior vacancy shall occur by reason of their death, resignation or removal from office. Although management has no reason to believe that any of the nominees will be unable to serve as a director, if that contingency should occur, it is intended that the shares represented by the Proxies will be voted, in the absence of contrary indication, for any substitute nominee designated by the Board of Directors, unless the Board determines to reduce its size appropriately. Proxies will not be voted for more than eight nominees to the Board of Directors. The nominees to the Board of Directors of the Company are as follows:


NAME                        DIRECTOR SINCE       AGE      POSITION WITH THE COMPANY
--------------------        --------------       ---      -----------------------------------------------
Mark W. Sheffert                 1990             48      Chairman of the Board of Directors

Michael J. Miller                1993             45      President, Chief Executive Officer and Director

Scott R. Anderson                1995             55      Director

Willis K. Drake                  1988             72      Director

David F. Durenberger                              62      Nominee

Richard L. Hencley               1988             68      Director

John Sagan                       1990             74      Director

Warren S. Tyler                  1988             64      Director

Mark W. Sheffert (1)(2) - Mr. Sheffert has been Chairman of the Board of Directors of the Company since May 1994. He is President of Manchester Companies, Inc., a private investment and management consulting firm formed in 1993. From 1990 to 1993, he served as managing partner of Sheffert & Wein, Inc., a management consulting firm. From September, 1982, to October, 1989, Mr. Sheffert served in various executive positions with First Bank System, Minneapolis, Minnesota, including Chairman and CEO, First Trust Company, FBS Mortgage Company, FBS Card Services, Inc., and FBS Insurance. Mr. Sheffert currently is serving on the board of directors of Periscope Communications, Inc., Combined Financial Group, Inc., and Children's Heartlink.

Michael J. Miller (1) - Mr. Miller became President and Chief Executive Officer of Telident on September 1, 1993. Prior to that time, he served for five years as President and CEO of Information and Communications Services, Inc. (ICSI), a wholly owned subsidiary of Hickory Tech Corporation based in Mankato, Minnesota. ICSI is a multifaceted telecommunications holding company which has business telecommunications systems distribution, software development, and telecommunication product manufacturing. Mr. Miller has a bachelor's degree in finance and accounting, a master's degree in business administration, and is a certified public accountant. He was invited to sit as a Visiting Fellow with the Aspen Institute, a long-range planning and strategy consortium in the communications industry. In addition, Mr. Miller is active in many civic and charitable organizations.

Scott R. Anderson (3) - Mr. Anderson joined the Telident Board of Directors in July, 1995. Mr. Anderson is President and Chief Executive Officer of North Memorial Health Care in Robbinsdale, Minnesota. He has been associated with North Memorial since August of 1964, serving seventeen years as Executive Vice President, and since 1981 in the position of President and Chief Executive Officer. During his career he has served as a member of many committees and boards, both locally and nationally, and has served as chairman of the board of the following organizations: Metropolitan Healthcare Council (Council of Hospital Corporations), Health Employers, Inc., Healthcare Education and Research Foundation and Medical Alley. He currently serves as a director of EMPI, Inc.

Willis K. Drake (3) - Mr. Drake has been a private investor over the last eight years. He served as Chairman of the Board of Directors of Telident from 1989 to August 1993. Mr. Drake spent the early years of his career with Univac in a sales and marketing capacity. He later became a founder of Control Data Corporation. In 1969, he became founder, Chairman and President of Data Card Corporation, a manufacturer of high-performance embossing/encoding equipment for the plastic card industry. When he retired in 1983, Data Card had sales in excess of $100 million. Since his retirement, Mr. Drake has used his entrepreneurial, management, marketing and technical experiences to assist a variety of companies. He serves as a director of Analysts International Corporation, Digi International, U-Ship, Inc. and Innovex, Inc.

David F. Durenberger - Mr. Durenberger is a nominee director. He is currently employed as Senior Counsellor for APCO Associates, and a Senior Fellow, for the University of St. Thomas Graduate School of Business. Prior to that time, he served as a United States Senator for the state of Minnesota from 1978 to 1995. Mr. Durenberger has over 20 years of public service, and while a U.S. Senator, served on several committees including the Finance, Select Intelligence, and Office of Technology committees. In addition he has been the executive director and chaired numerous committees on both a state and national level. On November 29, 1995, Mr. Durenberger plead guilty to misdemeanor charges of falsifying a statement for reimbursement of $425.

Richard L. Hencley (2) - Mr. Hencley has been a private investor since May 1994. He served as Chairman of the Board of Telident from August 1993 to May 1994. Prior to that, he served as President and CEO of the Company from February 1989 to August 1993, and as Vice President of Operations from 1988 to February 1989. Prior to that time, Mr. Hencley was Senior Vice President and a member of the Board of Directors of Micro Component Technology, Inc. ("MCT"), a manufacturer of integrated circuit testing and handling equipment, which position he held for more than five years. Prior to joining MCT, Mr. Hencley was Senior Vice President of Corporate Programs and one of the founders of Data Card Corporation. Mr. Hencley serves as a member of the Board of Directors of Riede Systems, Inc., Teleproducts Corporation, and Minnesota Project Innovation.

Mr. John Sagan (1)(2)(3) - Sagan is a private investor and since 1986 has been President of John Sagan Associates, a financial planning group. Prior to that time, Mr. Sagan was Vice President and Treasurer of Ford Motor Company. He is also past Chairman of the Board of the Federal Reserve Bank of Chicago and past Chairman of the Board of Trustees of Ohio Wesleyan University. Mr. Sagan is a member of the boards of directors for SBCM Derivative Products, LTD, and Chartwell Reinsurance Co. He is also a trustee of the YMCA Foundation of Detroit, the United Methodist Foundation, the Fund for Henry Ford Hospital, and Oakwood Hospital of Dearborn, Michigan.

Warren S. Tyler (2) - Mr. Tyler was Senior Vice President of Finance and Administration from 1988 to November 1994. From 1983 to the present, Mr. Tyler has been President of Incor Corporation (formerly Renartler, Inc.), a management consulting firm specializing in capitalizing and financing businesses. From 1973 to 1982, Mr. Tyler served as Vice President of Inn Management, Inc., a management firm for the hospitality industry, responsible for the operations of up to 26 motels/hotels operated privately and through various franchises. Mr. Tyler was responsible for financing the acquisition of new properties, as well as financing operations of the parent corporation.

--------------------------------------
(1)  Member of Executive Committee
(2)  Member of Audit Committee
(3)  Member of Compensation Committee


DIRECTOR COMPENSATION AND MEETINGS OF THE BOARD OF DIRECTORS

During fiscal 1996, the Board of Directors met seven times. No director attended less than 75% of the aggregate of the total number of meetings of the Board of Directors held during fiscal 1996 during the period for which he was a director. All directors of the Company are elected for a term of one year and hold office until the next Annual Meeting of Shareholders. The officers of the Company, who are elected at the Annual Meeting of the Board of Directors, hold office until their successors are chosen and qualified or until death, resignation or removal. The Board of Directors does not have a nominating committee. Directors who are not otherwise compensated by the Company, are paid a director retainer fee of $750 each quarter and a meeting fee of $500 per meeting attended. In addition, the Chairman of the board is paid $1,000 per month for services performed in that function, and the Chairman of the Audit and Compensation Committee are each paid $1,000 annually. Directors can elect to take the fee in cash or in shares of the Company's Common Stock. In addition, the Chairman of the Board is issued a 10,000 share stock option with an exercise price equal to the mean between the bid and ask price of the Common Stock as of the annual meeting.

The Executive Committee may exercise all of the powers and authority of the Board of Directors, except as otherwise provided under the Minnesota Business Corporation Act. The Executive Committee held four meetings during fiscal 1996.

The Audit Committee makes recommendations as to the selection of auditors and their fees, and reviews with the auditors the scope of the annual audit, matters of internal control and procedure, the audit results and reports and other general matters relating to the Company's accounts, records, controls and financial reporting. The Audit Committee held two meetings during fiscal 1996.

The Compensation Committee reviews and recommends to the Board of Directors the compensation guidelines for executive officers, other key employees and nonemployee directors and the compensation and levels of participation in incentive compensation plans. The Compensation Committee administers the Company's 1988 Stock Option Plan including determining the participants, the number of shares subject to option and the terms and conditions of exercise. During fiscal 1996, the Compensation Committee held two meetings.


INFORMATION CONCERNING DIRECTORS AND OFFICERS

The following table sets forth the compensation for Michael J. Miller and Kevin
B. Erdman, the only officers who received annual compensation of $100,000 or more during the Company's last three fiscal years. Mr. Miller's employment with the Company began on September 1, 1993. Mr. Erdman became an officer of the Company in March 1995.



                                         SUMMARY COMPENSATION TABLE

                                             Annual Compensation                    Long-Term Compensation
                                     -----------------------------------    ------------------------------------
                                                                                      Awards            Payouts
                                                                            -----------------------    ---------
                                                               Other        Restricted
                                                               Annual         Stock         Options                  All Other
 Name and Principal       Fiscal      Salary      Bonus     Compensation      Awards          SARs       LTIP      Compensation
      Position             Year         ($)        ($)           ($)            ($)           (#)      Payout($)          ($)
-------------------       ------     --------    -------    ------------    ----------      -------    ---------   ------------
Michael J. Miller          1994      $125,000    $10,000         ---           ---          105,000       ---           ---
  President & CEO          1995       125,000      ---           ---           ---            7,500       ---           ---
                           1996       132,875     14,000         ---           ---              ---       ---           ---


Kevin B. Erdman            1995        61,865      5,900         ---           ---           22,500       ---           ---
  VP Marketing (1)         1996        65,000     51,160         ---           ---              ---       ---           ---


         (1) The bonus represents sales commission earned on revenues as part of employee's compensation.

         The Board of Directors of the Company adopted an executive compensation plan for fiscal 1997 which is based on the Company's performance compared to the operating budget adopted for the year. The plan will provide for cash bonuses of up to 50% of base compensation and for stock option awards.

         In addition, the Company has begun discussions with Mr. Miller regarding an employment contract that provides for a one-year, non-compete agreement and severance payments upon termination without cause and in the event of a change in control.

The following table sets forth information regarding option exercises in fiscal 1996 and option values for Michael J. Miller and Kevin B. Erdman.


OPTION EXERCISES IN FISCAL 1996 AND OPTION VALUES AT JUNE 30, 1996


                                  Shares                          Number of              Value of Unexercised
                               Acquired on                       Unexercised             in-the-Money Options
                                 Exercise                  Options at June 30, 1996        at June 30, 1996
                                 (No. of       Value           (Exercisable/                (Exercisable/
      Name                       shares)      Realized         Unexercisable)               Unexercisable)
-------------------            -----------    --------     ------------------------      --------------------
Michael J. Miller,
  President and CEO*              9,000        $25,900         39,000 / 64,500            $48,750 / $85,125

Kevin B. Erdman,                     -              -           4,500 / 18,000             $2,000 / $8,000
  VP Marketing


* On July 23, 1996, Mr. Miller was granted an option to purchase 37,900 shares at an exercise price of $3.50 per share and a term ending July 22, 2003.


SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, DIRECTORS AND EXECUTIVE
OFFICERS

The following table sets forth, as of September 1, 1996, the number of shares of the Company's Common Stock and the percentage of the outstanding Common Stock owned by all shareholders who own beneficially more than five percent of the outstanding shares of Common Stock, by each director, each executive officer listed in the summary compensation table, and by all officers and directors as a group. Unless otherwise indicated, each named beneficial owner has sole voting and investment power with respect to all shares.


                                        Number of Shares of            Percentage of
Name and Address of                           Common             Common Stock Beneficially
Beneficial Owner                             Stock (1)                     Owned
-------------------------------         -------------------      -------------------------
Willis K. Drake (2)                           523,636                      8.3%

Okabena Partnership K (2)                     431,333                      7.0%

Richard L. Hencley (2)                        213,052                      3.4%

Warren S. Tyler (2)                           214,349                      3.4%

Mark W. Sheffert (2)                           66,283                      1.1%

John Sagan (2)                                 64,417                      1.0%

Michael J. Miller (2)                          49,000                      0.8%

Kevin B. Erdman (2)                            10,000                       --

Scott R. Anderson (2)                           2,500                       --

David F. Durenberger (2)                          --                        --

All directors and officers as
     a group (13 persons)                   1,285,577                     19.5%

---------------------
(1) Includes options, warrants and convertible securities representing the right to acquire within 60 days of the date of this report, shares of the Company's Common Stock as follows: Mr. Drake - 125,525 shares; Mr. Hencley - 58,584 shares; Mr. Miller - 39,000 shares; Mr. Sagan - 22,376 shares; Mr. Sheffert - 56,125 shares; Mr. Tyler - 58,584 shares; Mr. Erdman - 8,000; Mr. Anderson - 2,500; and all officers and directors as group (13 persons) - 427,818 shares. Messrs. Drake, Hencley and Tyler each own 58,333 shares or 331/3 of the Series 1 Convertible Preferred Stock.

(2) Address of Messrs. Drake, Tyler and Hencley is 4530 West 77th Street, Suite 198, Minneapolis, Minnesota 55435. Address of Okabena Partnership K is 5140 Norwest Center, 90 South Seventh Street, Minneapolis, Minnesota 55402. Address of Mr. Sheffert is IDS Center, Suite 3650, Minneapolis, Minnesota 55402. Address of Mr. Sagan is 22149 Long Boulevard, Dearborn, Michigan 48124. Address of Mr. Miller is the Company's address. Address of Mr. Erdman is 4400 Margaret Circle, Minnetrista, Minnesota 55364. Address of Mr. Anderson is 3300 Oakdale Avenue North, Robbinsdale, Minnesota 55422. Address of Mr. Durenberger is 1615 L Street NW, Washington, DC 20036.


CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

During fiscal 1993, the following directors participated in a 10% Convertible Debenture offering by the Company: Willis K. Drake - $100,000; and John Sagan - $25,000. These Debentures had an original due date of October 1, 1995. On September 30, 1995, Mr. Drake and Mr. Sagan agreed to extend the due date for their Debentures to July 15, 1997. In consideration for this extension, Mr. Drake received Warrants to purchase 12,500 shares of Common Stock exercisable at $4.00 per share until July 15, 1997, and 2,500 shares of Common Stock, and Mr. Sagan received Warrants to purchase 3,125 shares of Common Stock exercisable at $4.00 per share until July 15, 1997, and 625 shares of Common Stock. As of February 5, 1996, Mr. Drake had exercised his warrants through $50,000 of debt reduction. Mr. Sagan also exercised his warrants resulting in $12,500 of proceeds to the Company. The Debentures are convertible into Common Stock at the rate of $3.96 per share.

During fiscal 1994, the Company issued 1,100 units of its securities, each unit consisting of $100 principal amount of its 10% Convertible Debentures due May 1, 1996 and one stock purchase warrant representing the right to purchase 25 shares of Common Stock at $6.00 per share during the three-year period ending May 1, 1996. The following directors participated in this Debenture offering: Willis K. Drake - $75,000; and John Sagan - $25,000. In addition, Messrs. Drake and Sagan received 18,750 and 6,250 stock purchase warrants. As of February 6, 1996, Mr. Drake had exercised his warrants through $75,000 of debt reduction. Mr. Sagan also exercised his warrants resulting in $25,000 of proceeds to the Company. On April 4, 1996, the Company offered these Debenture holders the option to extend the Debentures until July 15, 1997. As an incentive to extend, the Debenture holders were offered additional warrants to purchase Common Stock at $4.00 per share until July 15, 1997. As of April 30, 1996, Mr. Drake and Mr. Sagan had extended their Debentures until July 15, 1997, and received Warrants to purchase 9,375 and 3,125 shares of Common Stock, respectively.

During fiscal 1994 and 1995, the following directors loaned the Company an aggregate of $498,500 and $120,000, respectively: Willis K. Drake - $473,500 in 1994 and $45,000 in 1995; Warren S. Tyler - $25,000 in 1994; John Sagan -
$50,000 in 1995; and Robert N. Kisch - $25,000 in 1995. The loans paid interest at 10% per annum. At the beginning of fiscal 1994, Mr. Drake and Mr. Tyler also had outstanding loans to the Company of $275,000 and $65,000, respectively. Mr. Drake's $45,000 loan in 1995 was made in connection with a note financing by the Company in the aggregate principal amount of $240,000. As part of this financing, the note holders were issued an aggregate of 30,000 shares of Common Stock, 5,625 shares of which were issued to Mr. Drake, as additional consideration for the making of such loans.

As of June 30, 1996, all of the above loans have been repaid as follows: Mr. Drake - $756,834 during fiscal 1994, 1995 and the first nine months of fiscal 1996 by issuance of an aggregate of 189,209 shares of Common Stock at $4.00 per share and payment of $36,666 in fiscal 1996; Mr. Tyler - $25,000 in fiscal 1996 through the exercise of a stock option for 22,500 shares of Common Stock at $1.00 per share and payment of $2,500, and $65,000 on June 30, 1994, by issuance of 16,250 shares of Common Stock at $4.00 per share; Mr. Sagan - payment of $50,000 in fiscal 1995; and Mr. Kisch - $25,000 in fiscal 1996 by issuance of 6,250 shares of Common Stock at $4.00 per share.

On June 30, 1994, Willis K. Drake, Richard L. Hencley, and Warren S. Tyler, directors of the Company, were issued a combined total of 250,000 (83,333 1/3 each) voting shares of Series I convertible cumulative preferred stock at $4.00 per share, resulting in proceeds to the Company of $1,000,000, which was utilized to pay off the existing bank line of credit. These shares pay a yearly dividend at the rate of 1% over the prime rate from time to time of National City Bank of Minneapolis and are redeemable at the Company's option. The prime rate of National City Bank of Minneapolis was 8 1/4 % on June 30, 1996. On each of May 31, September 20 and November 30, 1995, February 29, 1996, May 31, and August 31, 1996, the Company redeemed 12,500 shares of Preferred Stock pro rata from these shareholders. In addition, these individuals received dividend payments in the aggregate of $83,507 and $95,899 for the fiscal years ended June 30, 1996 and 1995, respectively.

It is Telident's policy that any transaction involving the Company and an affiliated party be ratified by a majority of independent outside members of the Company's Board of Directors who do not have an interest in the transaction and that any such transaction be on terms no less favorable to the Company or its affiliates than those that are generally available from an unaffiliated party. The Company's Board of Directors believes that each of the foregoing transactions were on as favorable terms to the Company as could have been obtained from unaffiliated persons.


SELECTION OF AUDITORS

The directors of the Company have selected the firm of McGladrey & Pullen, LLP as independent auditors of the Company for the fiscal year ending June 30, 1997, subject to the approval of the stockholders.

McGladrey & Pullen has served as the Company's independent auditors since June 1994 and has no relationship with the Company other than that arising from its employment as the Company's auditors. Representatives of McGladrey & Pullen will be present at the Annual Meeting of Stockholders and will be given an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions raised at the meeting. Shares represented by Proxy at the meeting will be voted in favor of approving this selection unless instruction to the contrary is indicated on the Proxy form.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR APPROVAL OF THE SELECTION OF McGLADREY & PULLEN, LLP AS INDEPENDENT AUDITORS.


PROPOSALS OF STOCKHOLDERS

Proposals of stockholders of the Company intended to be presented at the Company's next Annual Meeting of Stockholders must be received by the President of the Company at the above address no later than June 3, 1997, in order for any such proposals to be included in the Company's Proxy Statement and form of Proxy relating to that meeting.


ANNUAL REPORTS

The Company's 1996 Annual Shareholder Report, including financial statements, is being mailed with this proxy statement to shareholders entitled to notice of the Annual Meeting. THE COMPANY WILL FURNISH WITHOUT CHARGE TO SHAREHOLDERS A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-KSB FOR THE FISCAL YEAR 1996, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION UPON RECEIPT OF WRITTEN REQUEST ADDRESSED TO : INVESTOR RELATIONS, TELIDENT, INC. ONE MAIN STREET, S.E.
SUITE 85, MINNEAPOLIS, MN 55414.


OTHER MATTERS

Management does not intend to bring before the meeting any business other than as set forth in this Proxy Statement and has not been informed that any other business is to be presented to the meeting. If any matters other than those referred to above should properly come before the meeting, however, it is the intention of the persons named in the enclosed Proxy to vote such Proxy in accordance with their best judgment.

Please sign and return promptly the enclosed Proxy in the envelope provided. The signing of a Proxy will not prevent your attending the meeting and voting in person.



                                         BY ORDER OF THE BOARD OF DIRECTORS
                                         Lindley S. Branson, Secretary
                                         October 1, 1996




                                 TELIDENT, INC.

                  PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR
                         ANNUAL MEETING OF STOCKHOLDERS
                                OCTOBER 29, 1996


The undersigned stockholder of Telident, Inc. ("Company") hereby appoints Michael J. Miller and John F. Kromer or either of them, as attorneys, agents, and proxies of the undersigned with full power of substitution in each of them, to vote in the name and on behalf of the undersigned at the Annual Meeting of Stockholders of the Company to be held on October 29, 1996, and at all adjournments thereof, all of the shares of Common Stock of the Company that the undersigned would be entitled to vote if personally present, with the powers the undersigned would possess if personally present.

(The Board of Directors recommends that you GRANT authority to vote for the election of directors, and FOR approval of the selection of auditors of the Company.)


         I.     GRANT           |_|      Authority to vote for election of
                                         Scott R. Anderson, Willis K. Drake,
                                         David F. Durenberger, Richard L.
                                         Hencley, Michael J. Miller, John
                WITHHOLD        |_|      Sagan, Mark W. Sheffert and Warren
                                         S. Tyler to serve as directors.  You
                                         may withhold authority to vote for a
                                         nominee by lining through his name;

         II.    FOR             |_|      Approval of the selection of McGladrey
                                         and Pullen, LLP as independent
                                         auditors of the Company;

                AGAINST         |_|

                ABSTAIN         |_|

         III. In their discretion, upon such other business as may properly come before the meeting; all as set out in the Notice of Annual Meeting of Stockholders and Proxy Statement dated October 1, 1996, receipt of which is hereby acknowledged.


ALL SHARES WILL BE VOTED AS SPECIFIED. IF NO CHOICE IS SPECIFIED, THE SHARES WILL BE VOTED FOR THE DIRECTORS AND FOR APPROVAL OF THE INDEPENDENT AUDITORS AS SET FORTH IN THE PROXY STATEMENT.


                  (CONTINUED, AND TO BE SIGNED, ON OTHER SIDE)



A majority of said attorneys or their substitutes who shall be present and act, or if only one shall attend, then that one, shall have and may exercise all the powers of said attorneys hereunder.


                                        Dated:  ______________________________
                                                (PLEASE INSERT DATE)


                                        --------------------------------------
                                                     (SIGNATURE)


                                        --------------------------------------
                                               (JOINT OWNER'S SIGNATURE)




                                        [SIGNATURE(S) SHOULD AGREE WITH
                                        STENCILED NAME(S).] WHEN SIGNING AS
                                        ATTORNEY, GUARDIAN, EXECUTOR,
                                        ADMINISTRATOR OR TRUSTEE, PLEASE GIVE
                                        TITLE. IF THE SIGNER IS A CORPORATION,
                                        PLEASE GIVE THE FULL CORPORATE NAME AND
                                        SIGN BY A DULY AUTHORIZED OFFICER,
                                        SHOWING HIS/HER TITLE. EACH JOINT OWNER
                                        IS REQUESTED TO SIGN.




                 PLEASE EXECUTE AND RETURN THIS PROXY PROMPTLY.
                 WE APPRECIATE YOUR COOPERATION IN THIS MATTER.